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                                                                    Exhibit 8.1

                       [Mayer Brown & Platt Letterhead]


                                FORM OF OPINION




                                 ___________ __, 1998


Illinois Power Special Purpose Trust
c/o Illinois Power Company
500 South 27th Street
Decatur, Illinois 62521

     Re: Offering of $864,000,000 Transitional Funding Trust Notes, Series 1988-1 of Illinois Power Special Purpose Trust

Dear Ladies and Gentlemen:

     We have acted as United States federal tax counsel to Illinois Power Special Purpose Trust, a Delaware business trust ("Trust"), in connection with the offer and sale by Illinois Power Special Purpose Trust of $864,000,000 Transitional Funding Trust Notes Series 1998-1. You have requested that we provide an opinion regarding the accuracy of the tax disclosure in the prospectus and the prospectus supplement (collectively, the "Prospectus") included as part of the registration statement (the "Registration Statement") on Form S-3 (file no. 33-3537).

     In providing this opinion, we have relied on (i) the description of the transaction as set forth in the Prospectus, (ii) factual representations provided by Illinois Power Company relating to its current and anticipated operation, management, ownership and structure, (iii) factual representations provided by the Trust relating to its current and anticipated operation, management, ownership and structure, and (iv) factual representations provided by Illinois Power Securitization Limited Liability Company relating to its current and anticipated operation, management, ownership and structure.

     Based upon and subject to the foregoing, it is our opinion that the statements set forth in the Prospectus under the caption "Material United States Federal Income Tax Consequences" insofar as it purports to describe the provisions of the laws and documents referred to therein accurately and fairly summarize the same in all material respects. In addition, based upon and subject to the foregoing, we confirm our specific opinions in the Prospectus under the captions "Tax Consequences to United States Noteholders," "Tax Consequences to Non-United States Noteholders," "Backup Withholding and Information Reporting" and "Taxation of United States Noteholders of Floating Rate Notes."

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Illinois Power Special Purpose Trust
c/o Illinois Power Company
October __, 1998
Page 2

     This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, the interpretation of circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

                              Sincerely,



                              MAYER, BROWN & PLATT

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